MINE SAFETY DISCLOSURES

The following table provides information about citations, orders and notices issued from the Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) during the most recent fiscal quarter.

Mine	§104 S&S* Citations (#)	§104 (b) Orders (#)	§104(d) Citations and Orders (#)	§110(b)(2) Violations (#)	§107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under §104(e) (yes/no)	Received Notice of Potential to Have Pattern Under §104(e) (yes/no)
Clay Mine Aiken, SC	-0-	-0-	-0-	-0-	-0-	$100	-0-	No	No
Former Vermiculite Mine Enoree, SC	-0-	-0-	-0-	-0-	-0-	-0-	-0-	No	No
Ezell Vermiculite Mine Mt. Olive, SC	-0-	-0-	-0-	-0-	-0-	-0-	-0-	No	No
Davis-Dewwitt Vermiculite Mine Enoree, SC	-0-	-0-	-0-	-0-	-0-	-0-	-0-	No	No
Goodwin Vermiculite Mine Laurens County, SC	-0-	-0-	-0-	-0-	-0-	-0-	-0-	No	No

*	S&S refers to significant and substantial violations of mandatory health or safety standards under §104 of the Mine Act.

The following tables provide information about legal actions before the Federal Mine Safety and Health Review Commission (“FMSHRC”) during the most recent fiscal quarter.

Mine	Legal Actions Pending as of end of recent fiscal quarter (#)	Legal Actions Instituted during most recent fiscal quarter (#)	Legal Actions Resolved during most recent fiscal quarter (#)
Clay Mine Aiken, SC	-0-	-0-	-0-
Former Grace Vermiculite Mine Enoree, SC	-0-	-0-	-0-
Ezell Vermiculite Mine Mt. Olive, SC	-0-	-0-	-0-
Davis-Dewwitt Vermiculite Mine Enoree, SC	-0-	-0-	-0-
Goodwin Vermiculite Mine Laurens County, SC	-0-	-0-	-0-

With Respect to Legal Actions Pending as of the end of the most recent fiscal quarter
Mine	Contests of Citations and Orders per Subpart B* (#)	Contests of Proposed Penalties per Subpart C* (#)	Complaints for Compensation per Subpart D* (#)	Complaints of Discharge, Discrimination or Interference per Subpart E* (#)	Applications for Temporary Relief per Subpart F* (#)	Appeals of Judge’s Decisions or Orders to the FMSHRC per Subpart H* (#)
Clay Mine Aiken, SC	-0-	-0-	-0-	-0-	-0-	-0-
Former Grace Vermiculite Mine Enoree, SC	-0-	-0-	-0-	-0-	-0-	-0-
Ezell Vermiculite Mine Mt. Olive, SC	-0-	-0-	-0-	-0-	-0-	-0-
Davis-Dewwitt Vermiculite Mine Enoree, SC	-0-	-0-	-0-	-0-	-0-	-0-
Goodwin Vermiculite Mine Laurens County, SC	-0-	-0-	-0-	-0-	-0-	-0-

*    29 CFR part 2700.